EXHIBIT 99

PROMISSORY NOTE

$90,000.00                                      November 20, 1998

       FOR VALUE RECEIVED, FREEDOM FINANCIAL CORPORATION ("Maker") promises to pay to the order of ROLAND M. HOWELL AND DOROTHY V. HOWELL, jointly, ("Payees") the principal sum of Ninety Thousand and No/100 Dollars ($90,000.00) with interest thereon at the rate of eleven percent (11%) from January 1, 1999 until paid in full. The entire principal sum plus accrued interest thereon is due and payable on thirty (30) days notice to Maker by Payee at any time after twelve (12) months.

       Maker reserves the right to prepay all or any portion of the principal amount of this Note at any time, without premium or penalty. All prepayments of this Note shall first be applied to the payment of accrued interest due hereon and the remainder of any prepayment shall be applied to reduce the principal balance due hereon. Interest shall cease on any principal amount paid. Interest to be paid monthly, one month in arrears.

       The Maker, endorsers, sureties, guarantors and all other persons now or hereafter liable hereon, waive presentment, protest and notice of dishonor, and consent that the owner or holder hereof shall have the right, without notice, to deal in any way at any time with any party hereto, or to grant to any party any extensions of time for payment of said indebtedness, or any other indulgences or forbearances whatsoever without in any way affecting the personal liability of any party hereunder, and agree to pay a reasonable attorney's fee if this Note is placed in the hands of any attorney for collection.

       This Note is secured by a pledge of Fifty Thousand (50,000) shares of Common Stock of Florida Gaming Corporation (the
"Shares") represented by ten certificates of five thousand shares each, numbered as follows: 1074, 1075, 1076, 1077, 1078, 1079,
1080. 1081, 1082 and 1083.

                                  FREEDOM FINANCIAL CORPORATION


                                  By:  /s/ W. Bennett Collett
                                       W. Bennett Collett
                                       Chairman of the Board and
                                       Chief Executive Officer


                IRREVOCABLE STOCK OR BOND POWER

       FOR VALUE RECEIVED, the undersigned does (do) hereby sell, assign and transfer to

             ROLAND M. HOWELL AND DOROTHY V. HOWELL

IF STOCK     50,000 shares of the common stock of Florida
COMPLETE     Gaming Corporation represented by
THIS PORTION Certificate(s) No(s) 1074 through 1083
             inclusive, standing in the name of the books of said Company.

The undersigned does (do) hereby irrevocably constitute and appoint ____________ attorney to transfer the said stock, on the books of said Company with full power of substitution in the premises.

                            Dated:
                            11/20/98 Freedom Financial Corporation

                           Signature X
                           Name Printed    W. Bennett Collett
                           Signature X
                           Name Printed
                           Account No.



______________________________________
Signature of Bank Officer/Broker

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Signature of Guaranteed Medallion Guaranteed

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Printed Name and Title